UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Squarespace, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40393 (Commission File Number)	20-0375811 (IRS Employer Identification No.)

225 Varick Street, 12th Floor New York, New York (Address of Principal Executive Offices)	10014 (Zip Code)

(646) 580-3456

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SQSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 10, 2021,  the Audit Committee of the Board of Directors of Squarespace, Inc. (the “Company”), in consultation with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued unaudited interim consolidated financial statements for the interim period ended September 30, 2021 included in its quarterly report on Form 10-Q for the quarter ended September 30, 2021, as originally filed with the Securities and Exchange Commission on November 8, 2021, should no longer be relied upon due to the identification of an error in the calculation of its weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, basic and diluted ("WASO") for the three months ended September 30, 2021.  Due to this error, the Company's WASO, the net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, basic and dilutive for the three months ended September 30, 2021 was also incorrectly calculated as $0.04 per share instead of $0.02 per share.

As a result of the error, the Company determined that it must restate the unaudited interim consolidated financial statements for the interim period ended September 30, 2021 and will file an amendment to the Company’s Form 10-Q for the three months ended September 30, 2021, on or around November 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARESPACE, INC.

Dated: November 15, 2021	By:	/s/ Courtenay O’Connor
Courtenay O’Connor
General Counsel and Secretary

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